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                                                                   EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Starwave Corporation:

  We consent to the incorporation by reference in the registration statements (Nos. 333-67507, 333-67517, 333-67519 and 333-70939) on Form S-8 of Infoseek
Corporation of our report dated February 7, 1997, with respect to the balance sheet of Starwave Corporation as of December 31, 1996, and the related statements of operations, shareholders' deficit, and cash flows for the year then ended, which report appears in the September 30, 1998 annual report on Form 10-K of Infoseek Corporation.

                                          /s/ KPMG LLP

Seattle, Washington
February 10, 1999